SCHEDULE 14A INFORMATION
(RULE 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No. )

Filed by the Registrant   [X]

Filed by a Party other than the Registrant   [_]

Check the appropriate box:

[_]	Preliminary Proxy Statement

[_]	Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

[_]	Definitive Proxy Statement

[X]	Definitive Additional Materials

[_]	Soliciting Material Under Rule 14a-12

AB Trust
(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[_]	Fee paid previously with preliminary materials:

[_]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

AB International Value Fund

May 10, 2019

Dear Shareholder,

This is an important notice regarding your AB International Value mutual fund account.

AB mutual fund shareholders have been asked to consider the approval of the continuation of existing investment advisory agreements for all AB funds. Approval of the continuation of the agreements by shareholder vote is required by the Investment Company Act of 1940.

While shareholder votes received to date have been overwhelmingly in favor of the continuation of the advisory agreements across all AB funds, there have simply not been enough votes cast by shareholders of the AB International Value Fund to meet regulatory minimums. Fortunately, the deadline for voting has been extended.

To avoid any disruption in the operation of the fund, including its potential liquidation, it is imperative that the required number of votes be cast by the Shareholder Meeting date of June 4th.

The Fund has made it very easy for you to vote. Our proxy tabulation firm, Broadridge, offers several voting methods as detailed below.

Thank you in advance for your participation and support.

Sincerely,

ROBERT M. KEITH

PRESIDENT OF ALLIANCEBERNSTEIN FUNDS

If you have any questions about this proxy and would like to speak to an AB Funds representative, please call 800-221-5672.

AB International Value Fund

May 10, 2019

Dear Shareholder,

This is an important notice regarding your AB International Value mutual fund account.

AB mutual fund shareholders have been asked to consider the approval of the continuation of existing investment advisory agreements for all AB funds. Approval of the continuation of the agreements by shareholder vote is required by the Investment Company Act of 1940.

While shareholder votes received to date have been overwhelmingly in favor of the continuation of the advisory agreements across all AB funds, there have simply not been enough votes cast by shareholders of the AB International Value Fund to meet regulatory minimums. Fortunately, the deadline for voting has been extended.

To avoid any disruption in the operation of the fund, including its potential liquidation, it is imperative that the required number of votes be cast by the Shareholder Meeting date of June 4th.

Because you are a large holder and to ensure we can get your vote in time for the meeting, we have express mailed you another proxy and would appreciate your participation in the vote. The Fund has made it very easy for you to vote. Our proxy tabulation firm, Broadridge, offers several voting methods as detailed below.

Thank you in advance for your participation and support.

Sincerely,

ROBERT M. KEITH

PRESIDENT OF ALLIANCEBERNSTEIN FUNDS

If you have any questions about this proxy and would like to speak to an AB Funds representative, please call 800-221-5672.